UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 3, 2005

DECORIZE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31260	43-1931810
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 East Phelps, Springfield, Missouri 65802
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (417) 879-3326

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2005, The American Stock Exchange (“AMEX”) sent a letter to Decorize, Inc. (the “Company”) advising it that, based upon a review of the Annual Report on Form 10-KSB filed for the year ended June 30, 2005, the Company does not comply with Section 1003(a)(i) of the AMEX’s Company Guide. The Company’s noncompliance arises from it failing to maintain a minimum of $2,000,000 in stockholders’ equity and it experiencing losses from continuing operations and/or net losses in two out of its three most recent fiscal years

Because the Company fails to satisfy those AMEX requirements, it must submit a plan by November 2, 2005, advising AMEX of the Company’s plan to achieve and sustain compliance with the AMEX continued listing standards referenced in the October 3 letter. The plan must provide for the Company to be back in compliance with the standards within 18 months of its receipt of the AMEX notice letter. The Company intends to present such plan to AMEX for review.

The Listings Qualification Department of AMEX will evaluate the Company’s plan and determine whether it has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months, in which case the plan will be accepted. If the Company does not present a plan or submits a plan that is not accepted, then AMEX will provide notice to the Company and may commence proceedings to delist the Company’s common stock. At such time, the Company may appeal AMEX’s determination. There can be no assurance that AMEX will accept the Company’s plan to achieve compliance with the continued listing standards, or that the Company will satisfy the requirements for continued listing on AMEX.

Within five days of the AMEX’s notice of failure to satisfy the continued listing standards, the Company will be included in a list of issuers that do not comply with those listing standards. The list will be posted on www.amex.com along with a description of the particular standards with which the Company does not comply. The Company’s trading symbol will also have an indicator to signify its noncompliance with the continued listing standards.

Item 7.01    Regulation FD Disclosure.

On October 7, 2005, the Company disclosed its receipt of the October 3 letter from AMEX and noted that it was not in compliance with AMEX’s continued listing standards. A copy of the October 7 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

    (c) Exhibits.

Exhibit 99.1     Press Release issued by Decorize, Inc., dated October 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: October 7, 2005	By:	/s/ Brent S. Olson
Name: Brent S. Olson
Title: Vice President and Treasurer

EXHIBITS INDEX

Exhibit Number      Description

99.1    Press Release issued by Decorize, Inc., dated October 7, 2005.